Exhibit 10.2

FORM OF

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of [•], 2022 by and among AeroClean Technologies, Inc., a Delaware corporation (the “Parent”), and the stockholders named in Schedule I hereto and any additional person that becomes a party to this Agreement in accordance with the terms hereof (collectively, the “Stockholders”).

RECITALS

WHEREAS, on October 3, 2022, the Parent, Air King Merger Sub Inc., a Delaware corporation (“Merger Sub”) and Molekule, Inc., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which the Parent and the Company intend to effect a merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Parent, in accordance with the Delaware General Corporation Law (the “Merger”);

WHEREAS, in order to induce the Parent and the Company to enter into the Merger Agreement and consummate the Merger, a condition to closing under the Merger Agreement is the execution of this Agreement by the Parent and the Stockholders, pursuant to which the parties hereto wish to establish certain board nomination and corporate governance rights in respect of the Parent;

WHEREAS, as of the date hereof, the Stockholders are the record and “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of the number of shares of the Parent’s common stock (the “Common Stock”) set forth on Exhibit A hereto ((the “Owned Shares”); the Owned Shares and any additional shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) in which such Stockholder acquires record and/or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, the Owned Shares represent a majority of the outstanding shares of Common Stock.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Right to Nominate Directors.

(a)            After the date hereof and until the Termination Date (as defined in Section 3 herein), the Parent and the Stockholders shall take all necessary and desirable actions within their control to cause the nominating and corporate governance committee of the Board (the “Nominating Committee”) to nominate and recommend to the Board, including self-nominations, the following individuals for election to the Board as directors (each, a “Director”): Brad Feld, Heather Floyd, David Helfet, M.D., Amin J. Khoury, PhD (Hon) (as Non-Executive Chairman of the Board), Thomas P. McCaffrey, Timothy Scannell and Michael Senft.

(b)            The Parent agrees to take all necessary action to (i) call, or cause the Board to call, a meeting of stockholders of the Parent as may be necessary to cause the election as directors of those individuals nominated in accordance with this Agreement and to (ii) include, in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors between the date hereof and the Termination Date (or in any election by written consent), the persons nominated pursuant to this Section 1 and to nominate and recommend each such individual to be elected as a director as provided herein, and to solicit proxies or consents in favor thereof and to cause the applicable proxies to vote in accordance with the foregoing. The Parent shall use its commercially reasonable efforts to support the election of the Directors and, in any event, shall use not less than the efforts used by the Parent to obtain the election of any other nominee nominated by it to serve on the Board. The Parent and the Stockholders shall take all necessary and desirable actions within their control to enable the Nominating Committee and/or the Board to nominate the Directors.

(c)            The chairman of the Board shall be a non-executive chairman, shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board or otherwise enumerated in an agreement between the Parent and the chairman. The Non-Executive Chairman shall initially be Amin J. Khoury.

(d)            Directors may be removed from office only in accordance with the provisions contained in the Parent’s bylaws and certificate of incorporation, as amended from time to time (the “Organizational Documents”), and Delaware law. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any of the above-referenced Director, the Parent and each Stockholder, severally and not jointly, shall take all necessary action as will result in the election or appointment of such individual as may be selected by the Board or the Nominating Committee of the Board to fill such vacancy.

(e)            The Board shall maintain committees in accordance with the Organizational Documents as well as the applicable requirements of Nasdaq. The Parent and each of the Stockholders agrees that, following the consummation of the Merger, the members of the audit, compensation, and nominating committees of the Board shall be as set forth on Exhibit B hereto or as otherwise determined by the Board. Upon the death, disability, retirement, resignation or removal of any Director, such Director shall also be removed from the committees on which such Director serves and the Board may in its discretion appoint alternative Directors or any newly-appointed director to any committee.

2.             No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, such Stockholder’s obligations pursuant to this Agreement.

3.             Termination. This Agreement shall terminate on the day immediately following the Parent’s 2024 annual meeting of stockholders (the “Termination Date”); provided, that the provisions set forth in Sections 6 and 7 shall survive the termination of this Agreement.

4.             Representations and Warranties of each Stockholder. Each Stockholder hereby represents and warrants as to itself as follows:

(a)            Such Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of liens.

(b)            Such Stockholder (i)  has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying, its, his or her obligations pursuant to this Agreement.

(c)            This Agreement has been duly authorized (with respect to any Stockholder that is not an individual), executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)            No filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any governmental authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, other than any filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act.

(e)            The execution, delivery and performance of this Agreement by such Stockholder do not constitute or result in (i) a breach or violation of, or a default under, the governing documents of such Stockholder (if such Stockholder is not an individual), (ii) a breach or violation of any applicable law, or (iii) a breach or violation of, or a default under, any contract binding upon such Stockholder except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, or default that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its, his or her obligations hereunder.

5.             Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto. The Stockholders are not and shall not be deemed to be a “group” (within the meaning of the Exchange Act) or to be “acting in concert” (within the meaning of Rule 144 under the Securities Act) by virtue of the execution and delivery of this Agreement or the performance of their obligations hereunder.

6.             Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any action based upon, arising out of or related to this Agreement or the actions contemplated hereby may be brought in the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the actions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by applicable law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this paragraph.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE ACTIONS CONTEMPLATED HEREBY.

7.             Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) or sent via electronic mail to (i) the Parent at the address set forth below and (ii) the applicable Stockholder at the address set forth below such Stockholder’s name in Schedule I hereto and to any other recipient at the address indicated on Parent’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by electronic mail or delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

The Parent’s address is:

AeroClean Technologies, Inc.
10455 Riverside Drive
Palm Beach Gardens, FL 33410
Attn: Jason DiBona
E-mail: jdibona@aeroclean.com

with a copy (not constituting notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, NY 10022
Attn: Valerie Ford Jacob
E-mail: valerie.jacob@freshfields.com

8.            Specific Performance. The Parent and each of the Stockholders acknowledges that the rights of each party to this Agreement to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event any of the provisions hereof are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching party would have no adequate remedy at law) and the non-breaching party would be irreparably damaged. Accordingly, each party hereto agrees that each other party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Agreement to the extent expressly contemplated herein or therein and the terms and provisions hereof in any legal proceeding, in addition to any other remedy to which such person may be entitled. Each party hereto agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 8 shall not be required to provide any bond or other security in connection with any such injunction.

9.             Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement may be executed by facsimile or .pdf signature, or by Docusign or other customary mode of electronic signature, which shall constitute an original for all purposes.

10.           Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

11.            Further Assurances.  Subject to the terms and conditions of this Agreement, each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

12.            Waiver.  No course of dealing between or among the Parent, any of the parties hereto or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

13.            Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

14.            No Third Party Beneficiaries.  Except as expressly provided in this Agreement, none of the provisions in this Agreement shall be for the benefit of or enforceable by any person other than the parties hereto and their respective heirs, executors, administrators, successors and assigns. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

AEROCLEAN TECHNOLOGIES, INC.

By:
Jason DiBona
Chief Executive Officer

AMIN J. KHOURY

By:
Amin J. Khoury

LEWIS PELL

By:
Lewis Pell

DAVID HELFET, M.D.

By:
David Helfet, M.D.

DATELINE TV HOLDINGS, INC.

By:
Timothy Helfet
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

FOUNDRY GROUP NEXT, L.P. By its General Partner FG Next GP, L.L.C.

By:
Brad Feld
Managing Director

[Signature page to the Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CROSSLINK CROSSOVER FUND VII, L.P. By its General Partner Crossover Fund VII Management, L.L.C.

By:

CROSSLINK CROSSOVER FUND VIII, L.P. By its General Partner Crossover Fund VIII Management, L.L.C.

By:

CROSSLINK CROSSOVER FUND VIII-B, L.P. By its General Partner Crossover Fund VIII Management, L.L.C.

By:

CROSSLINK ENDEAVOUR FUND I, L.P. By its General Partner Endeavour I Holdings, L.L.C.

By:

[Signature page to the Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

CROSSLINK VENTURES VII, L.P. By its General Partner Crossover Ventures VII Holdings, L.L.C.

By:

CROSSLINK VENTURES VII-B, L.P. By its General Partner Crossover Ventures VII Holdings, L.L.C.

By:

CROSSLINK BAYVIEW VII, L.L.C.

By:

BETA BAYVIEW, LLC

By:

[Signature page to the Stockholders Agreement]

SCHEDULE I

Name, Address and Email Address of the Stockholders

Amin J. Khoury, PhD (Hon)
c/o AeroClean Technologies, Inc.
10455 Riverside Drive
Palm Beach Gardens, FL 33410
Attn: Amin J. Khoury
E-mail: ajk@kadlp.com

With a copy (not constituting notice) to: Valerie Ford

Jacob (valerie.jacob@freshfields.com)

Foundry Group Next, L.P. 645 Walnut St Boulder, CO 80306 Attn: Brad Feld E-mail: brad@foundrygroup.com With a copy to General Counsel: lynch@foundrygroup.com
Crosslink Venture VII, L.P. 2 Embarcadero Center, St. 2200 San Francisco, CA 94111 Attn: Eric Chin and Phil Boyer E-mail: echin@crosslinkcapital.com, pboyer@crosslinkcapital.com
Crosslink Venture VII-B, L.P. 2 Embarcadero Center, St. 2200 San Francisco, CA 94111 Attn: Eric Chin and Phil Boyer E-mail: echin@crosslinkcapital.com, pboyer@crosslinkcapital.com
Crosslink Bayview VII, L.L.C. 2 Embarcadero Center, St. 2200 San Francisco, CA 94111 Attn: Eric Chin and Phil Boyer E-mail: echin@crosslinkcapital.com, pboyer@crosslinkcapital.com
Crosslink Crossover Fund VII, L.P. 2 Embarcadero Center, St. 2200 San Francisco, CA 9411 Attn: Eric Chin and Phil Boyer E-mail: echin@crosslinkcapital.com, pboyer@crosslinkcapital.com

Beta Bayview, LLC 2 Embarcadero Center, St. 2200 San Francisco, CA 9411 Attn: Eric Chin and Phil Boyer E-mail: echin@crosslinkcapital.com, pboyer@crosslinkcapital.com
Lewis Pell c/o AeroClean Technologies, Inc. 10455 Riverside Drive Palm Beach Gardens, FL 33410 Attn: Lewis Pell E-mail: lewiscpell@jessco.org
Dateline TV Holdings, Inc. c/o AeroClean Technologies, Inc. 10455 Riverside Drive Palm Beach Gardens, FL 33410 Attn: Tim Helfet E-mail: thelfet@me.com
David Helfet, M.D. c/o AeroClean Technologies, Inc. 10455 Riverside Drive Palm Beach Gardens, FL 33410 Attn: David Helfet E-mail: davidhelfet@gmail.com

EXHIBIT A

Stockholder	Owned Shares
[●]	[●]

EXHIBIT B

Board Committee Composition